Exhibit No. 99.1
Regis Corporation Reports Financial Results for the Third Fiscal Quarter 2025

Delivered Improvement Across All Profitability Metrics

Generated $6.2 Million in Cash from Operations in Q3 - Two Consecutive Quarters of Cash from Operations for the First Time Since Q1 2018

Advances Transformational Strategy to Drive Sustainable, Profitable Growth

MINNEAPOLIS, May 13, 2025 - Regis Corporation (NasdaqGM: RGS), a leader in the haircare industry, today announced financial results for the third fiscal quarter ended March 31, 2025.

Matthew Doctor, Regis Corporation's President and Chief Executive Officer, commented, “Our results for the third fiscal quarter demonstrate meaningful progress towards the transformation of our business. We delivered a 22.0% increase in operating profit, 33.1% increase in Adjusted EBITDA, and importantly, generated positive cash from operations of more than $6 million. The underlying economics of our business are strengthening, and our financial position remains solid as we continue executing a strategic roadmap aimed at reigniting growth that is both profitable and sustainable.

“We implemented targeted pricing and compensation changes at our Alline salons at the end of the third fiscal quarter, which we expect will contribute incrementally to performance in the near term, and the revitalization of the Supercuts brand is underway, with same-store sales trends stabilizing over the past three quarters. A shift in the timing of the Easter holiday, from March 31 last year to April 20 this year, adversely impacted same-store sales comparisons for the third quarter. However, to start the fourth quarter, in April, same-store sales at Supercuts were up 4.5% and consolidated sales were up 2.8%.While we expect the continued transformation to take time, the steps we are taking to elevate our brands, drive company-owned salon results, and enhance operations are foundational to the business, and we are encouraged by the progress we are making and the underlying momentum that is building.”

Financial Highlights:
Third quarter fiscal 2025 compared to third quarter fiscal 2024:
•Consolidated revenue of $57.0 million versus $49.2 million; driven by increased company-owned salon revenue, offset by lower royalties, non-margin franchise rental income and lower advertising fund contributions
•Same-store sales versus third quarter 2024: Supercuts: +1.1%; Consolidated: (1.1)%
•Operating Income of $5.0 million, versus $4.1 million
•Cash from operations of $6.2 million versus $(0.3) million, increase of $6.5 million
•Second consecutive quarter of cash from operations since the first fiscal quarter of 2018
◦$3.8 million of cash from operations excluding the effect of restricted cash ad fund build
•Adjusted EBITDA of $7.1 million versus $5.4 million
•Net income of $0.3 million versus $(2.3) million
◦Diluted EPS of $0.08 versus $(1.00)
•Adjusted net income of $1.3 million versus $(1.4) million
◦Adjusted EPS of $0.43 versus $(0.61)

Additional third quarter fiscal 2025 commentary:

•Alline acquisition focus during the quarter was primarily on continued integration and strategic planning
•Progress made on same-store sales growth since acquisition

•Rolled out first set of strategic initiatives, including: a new stylist compensation plan, updated service menu and pricing on March 30, 2025; impact expected in future quarters

Fiscal year-to-date 2025 compared to fiscal year-to-date fiscal 2024:

•Consolidated revenue of $149.7 million versus $153.6 million
•Same-store sales versus prior year: Supercuts: +0.8%; Consolidated: (1.3)%
•Operating Income of $12.7 million versus $16.3 million, decline primarily driven by non-recurring severance costs
•Cash from operations of $7.0 million versus $(7.1) million, increase of $14.1 million
◦$1.1 million of cash from operations excluding the effect of restricted cash ad fund build
•Adjusted EBITDA of $21.9 million versus $19.7 million
•Net income of $7.0 million versus $(0.1) million
◦Diluted EPS of $3.00 versus $(0.06)
•Adjusted net income of $5.6 million versus $(0.2) million
◦Adjusted EPS of $1.97 versus $(0.07)
Third Quarter Fiscal Year 2025 Consolidated Results

	Three Months Ended March 31,		Nine Months Ended March 31,
(Dollars in millions, except per share data)	2025	2024	2025	2024

Consolidated revenue	$57.0	$49.2	$149.7	$153.6
System-wide revenue (1)	266.9	286.8	826.4	885.4

System-wide same-store sales comps	(1.1)%	0.5%	(1.3)%	1.4%

Operating income	$5.0	$4.1	$12.7	$16.3
Income (loss) from continuing operations	0.3	(2.4)	(1.4)	(2.2)
Diluted income (loss) per share from continuing operations	0.08	(1.03)	(0.58)	(0.95)
Income from discontinued operations	—	0.1	8.4	2.1
Net income (loss)	0.3	(2.3)	7.0	(0.1)
Diluted earnings (loss) per share	0.08	(1.00)	3.00	(0.06)
Adjusted operating income	6.1	5.1	19.6	18.4
Adjusted EBITDA (2)	7.1	5.4	21.9	19.7
Adjusted net income (loss)	1.3	(1.4)	5.6	(0.2)
Adjusted diluted earnings (loss) per share	0.43	(0.61)	1.97	(0.07)
_______________________________________________________________________________
(1)Represents total sales within the system.
(2)See GAAP to non-GAAP reconciliations within the attached section titled "Non-GAAP Reconciliations."

Consolidated Revenue
Total consolidated revenue of $57.0 million in the third quarter 2025, an increase of 15.9%, or $7.8 million, due primarily to an increase in company-owned salon revenue resulting from the acquisition of Alline on December 19, 2024.
Year-to-date consolidated revenue declined 2.5% or $3.9 million, to $149.7 million. The decline was driven primarily by a reduction in non-margin franchise rental income and advertising fund contributions, which was partially offset by an increase in company-owned salon revenue.
Operating Income

Regis reported third quarter 2025 operating income of $5.0 million, an improvement of 22.9%, or $0.9 million, compared to $4.1 million in the third quarter 2024. The year-over-year improvement in operating income was driven primarily by operating income from the Alline salons.

Regis reported year-to-date 2025 operating income of $12.7 million, a decline of 22.1%, or $3.6 million, compared to $16.3 million year-to-date 2024. The year-over-year decline in operating income was primarily driven by non-recurring severance costs.

Income (Loss) from Continuing Operations
Regis reported third quarter 2025 income (loss) from continuing operations of $250,000, or $0.08 per diluted share, compared to a net loss from continuing operations of $2.4 million, or $(1.03) per diluted share, in the third quarter 2024. The year-over-year improvement was driven by an increase in operating income and a decrease in interest expense.

Regis reported year-to-date 2025 net loss from continuing operations of $1.4 million, or $(0.58) per diluted share, compared to a net loss from continuing operations of $2.2 million, or $0.95 per diluted share from continuing operations, in 2024. The year-over-year improvement was driven primarily by a decrease in interest expense, which was partially offset by a decrease in operating income.

Net Income (Loss)
The Company reported third quarter 2025 net income of $250,000, or $0.08 diluted income per share, compared to a net loss of $2.3 million, inclusive of a net gain from discontinued operations of $89,000, or $(1.00) per diluted share, for the same period last year.

The Company reported year-to-date 2025 net income of $7.0 million, inclusive of net income from discontinued operations of $8.4 million, or $3.00 per diluted share, compared to a net loss of $141,000, inclusive of net income from discontinued operations of $2.1 million or $(0.06) per diluted share, for 2024.

Adjusted EBITDA
Third quarter adjusted EBITDA of $7.1 million improved $1.7 million, compared to adjusted EBITDA of $5.4 million in the same period last year.

Year-to-date adjusted EBITDA of $21.9 million improved 11.1% or $2.2 million versus adjusted EBITDA of $19.7 million in the same period last year. The improvement is primarily driven by a lower general and administrative expense structure.

Third Quarter Fiscal Year 2025 Segment Results
Franchise

	Three Months Ended March 31,		Increase	Nine Months Ended March 31,		Increase

(Dollars in millions) (1)	2025	2024		2025	2024

Royalties	$13.5	$15.7	$(2.2)	$44.0	$48.0	$(4.0)
Fees	2.4	2.6	(0.2)	7.7	7.7	—
Product sales to franchisees	—	—	—	—	0.5	(0.5)
Advertising fund contributions	5.2	5.8	(0.6)	16.3	19.8	(3.5)
Franchise rental income	16.9	23.8	(6.9)	58.5	72.5	(14.0)
Total franchise revenue	$38.0	$47.9	$(9.9)	$126.5	$148.6	$(22.1)

Franchise same-store sales comps	(0.7)%	0.5%		(1.1)%	1.3%

Franchise adjusted EBITDA	$6.3	$6.1	$0.2	$20.7	$21.3	$(0.6)
as a percent of revenue	16.5%	12.8%		16.3%	14.4%
as a percent of adjusted revenue (2)	39.4%	33.5%		40.0%	38.0%

Total franchise salons	3,776	4,537	(761)
as a percent of total franchise and company-owned salons	92.4%	99.6%
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(1)Total is a recalculation; line items calculated individually may not recalculate due to rounding.
(2)Adjusted revenue excludes non-margin revenue. See GAAP to non-GAAP reconciliations within the attached section titled "Non-GAAP Reconciliations."

Franchise Revenue
Third quarter franchise revenue for franchise salons was $38.0 million, a decrease of 20.7% or $9.9 million, compared to the prior-year quarter. Year-to-date franchise revenue was $126.5 million, a decrease of 14.9%, or $22.1 million, compared to the prior year period. Non-margin franchise rental income was the primary driver of the decline in both periods due to fewer franchise salons in the current year and franchisees renewing their own leases.
Royalties were $13.5 million and $44.0 million, a $2.2 million and $4.0 million, or 14.0% and 8.3% decrease for the third quarter and year-to-date 2025, versus the same periods last year due to fewer franchise salons.

Franchise Adjusted EBITDA
Third quarter franchise adjusted EBITDA of $6.3 million increased 2.6%, or $0.2 million, and year-to-date franchise adjusted EBITDA of $20.7 million decreased 2.8%, or $0.6 million year-over-year primarily due to a decrease in royalty revenue.

Company-Owned Salons

	Three Months Ended March 31,		Increase (Decrease)	Nine Months Ended March 31,		Increase (Decrease)

(Dollars in millions) (1)	2025	2024		2025	2024

Total company-owned salon revenue	$19.0	$1.3	$17.7	$23.2	$5.0	$18.2

Company-owned salon adjusted EBITDA	$0.8	$(0.8)	$1.6	$1.2	$(1.6)	$2.8
as a percent of revenue	4.2%	(61.5)%		5.2%	(32.0)%

Total company-owned salons	311	20	291
as a percent of total franchise and company-owned salons	7.6%	0.4%
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(1)Variances calculated on amounts shown in millions may result in rounding differences.

Company-Owned Salon Revenue
Third quarter revenue for Company-owned salons was $19.0 million, an increase of $17.7 million compared to the prior year. Year-to-date revenue for the Company-owned salon segment was $23.2 million, an increase of $18.2 million versus the prior year. The year-over-year increase in revenue for both periods was expected and driven by the acquisition of Alline on December 19, 2024.

Company-Owned Salon Adjusted EBITDA
Third quarter Company-owned salon adjusted EBITDA improved $1.6 million year-over-year to $843,000. Year-to-date Company-owned salon adjusted EBITDA improved $2.8 million year-over-year to $1.2 million. The improvement in each of the periods is due primarily to increased revenue from an increased number of company-owned salons resulting from the Alline acquisition.
Balance Sheet and Cash Flow
The Company ended the third quarter of fiscal year 2025 with $13.3 million in cash and cash equivalents, $127.4 million in outstanding borrowings and available total liquidity of $19.0 million. Net cash provided by operating activities for the nine months ended March 31, 2025, totaled $7.0 million, an improvement of $14.1 million from the nine months ended March 31, 2024, due to lower operating costs. Cash used in investing activities includes $18.6 million for Alline acquisition.

Non-GAAP Reconciliations
For GAAP to non-GAAP reconciliations, please refer to the attached section titled "Non-GAAP Reconciliations." A complete reconciliation of reported earnings to adjusted earnings is included in this press release and is available on the Company’s website at www.regiscorp.com.
Earnings Webcast
Regis Corporation will host a conference call via webcast discussing third quarter results today, May 13, 2025, at 7:30 a.m. Central time. Interested parties are invited to participate in the live webcast by registering for the event at www.regiscorp.com/investor-relations.html. A replay of the presentation will be available on our website at the same web address.
About Regis Corporation
Regis Corporation (NasdaqGM:RGS) is a leader in the haircare industry. As of March 31, 2025, the Company franchised or owned 4,087 locations. Regis’ franchised and corporate locations operate under concepts such as Supercuts®, SmartStyle®, Cost Cutters®, Roosters®, and First Choice Haircutters®. For additional information about the Company, including a reconciliation of certain non-GAAP financial information and certain supplemental financial information, please visit the Investor Relations section of the corporate website at www.regiscorp.com.

REGIS CORPORATION:
Kersten Zupfer
investorrelations@regiscorp.com

HAYDEN IR:
James Carbonara
James@haydenir.com
(646) 755-7412

Brett Maas
brett@haydenir.com
(646) 536-7331

This press release contains or may contain “forward-looking statements” within the meaning of the federal securities laws, including statements concerning anticipated future events and expectations that are not historical facts. These forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The forward-looking statements in this document reflect management’s best judgment at the time they are made, but all such statements are subject to numerous risks and uncertainties, which could cause actual results to differ materially from those expressed in or implied by the statements herein. Such forward-looking statements are often identified herein by use of words including, but not limited to, “may,” “will,” “believe,” “project,” “forecast,” “expect,” “estimate,” “anticipate,” and “plan.” In addition, the following factors could affect the Company's actual results and cause such results to differ materially from those expressed in forward-looking statements. These factors include a potential material adverse impact on our business and results of operations as a result of changes in consumer shopping trends and changes in manufacturer distribution channels; laws and regulations could require us to modify current business practices and incur increased costs including increases in minimum wages; changes in general economic environment; changes in consumer tastes, hair product innovation, fashion trends and consumer spending patterns; compliance with Nasdaq listing requirements; our ability to realize the anticipated benefits of the Alline Acquisition; reliance on franchise royalties and overall success of our franchisees’ salons; our salons' dependence on a third-party supplier agreement for merchandise; our and our franchisees' ability to attract, train and retain talented stylists and salon leaders; the success of our franchisees, which operate independently; data security and privacy compliance and our ability to manage cyber threats and protect the security of potentially sensitive information about our guests, franchisees, employees, vendors or Company information; the ability of the Company to maintain a satisfactory relationship with Walmart; marketing efforts to drive traffic to our franchisees' salons; our ability to maintain and enhance the value of our brands; reliance on legacy information technology systems; reliance on external vendors; the use of social media; the effectiveness of our enterprise risk management program; our ability to minimize risks associated with owning and operating additional salons; ability to generate sufficient cash flow to satisfy our debt service obligations; compliance with covenants in our financing arrangement; premature termination of agreements with our franchisees; the continued ability of the Company to implement cost reduction initiatives and achieve expected cost savings; continued ability to compete in our business markets; potential liabilities related to the employee retention credit received by Alline; changes in trade policies, treaties, tariffs and customs duties and taxes; reliance on our management team and other key personnel; the continued ability to maintain an effective system of internal control over financial reporting; changes in tax exposure; the ability of our Tax Preservation Plan to protect the future availability of the Company's tax assets; potential litigation and other legal or regulatory proceedings; or other factors not listed above. Additional information concerning potential factors that could affect future financial results is set forth under Item 1A on Form 10-K. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. However, your attention is directed to any further disclosures made in our subsequent annual and periodic reports filed or furnished with the SEC on Forms 10-K, 10-Q and 8-K and Proxy Statements on Schedule 14A.

REGIS CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited)
As of March 31, 2025, and June 30, 2024
(Dollars in thousands, except per share data)

	March 31, 2025	June 30, 2024

ASSETS
Current assets:
Cash and cash equivalents	$13,287	$10,066
Receivables, net	8,979	9,434
Other current assets	25,136	22,550
Total current assets	47,402	42,050

Property and equipment, net	10,696	3,664
Goodwill	184,317	173,146
Other intangibles, net	5,906	2,427
Right of use asset	244,664	287,912
Other assets	18,263	21,297
Total assets	$511,248	$530,496

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$18,127	$12,747
Accrued expenses	20,296	21,644
Short-term lease liability	62,572	69,127
Total current liabilities	100,995	103,518

Long-term debt, net	112,010	99,545
Long-term lease liability	193,314	230,607
Other non-current liabilities	36,285	40,039
Total liabilities	442,604	473,709

Shareholders' equity:
Common stock, $0.05 par value; issued and outstanding, 2,435,981 and 2,279,948 common shares at March 31, 2025, and June 30, 2024, respectively	122	114
Additional paid-in capital	74,878	69,660
Accumulated other comprehensive income	8,173	8,584
Accumulated deficit	(14,529)	(21,571)
Total shareholders' equity	68,644	56,787
Total liabilities and shareholders' equity	$511,248	$530,496
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REGIS CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)
For the Three and Nine Months Ended March 31, 2025, and 2024
(Dollars and shares in thousands, except per share data)

	Three Months Ended March 31,		Nine Months Ended March 31,
	2025	2024	2025	2024

Revenues:
Royalties	$13,533	$15,687	$44,019	$48,035
Fees	2,402	2,617	7,671	7,740
Product sales to franchisees	—	—	—	451
Advertising fund contributions	5,203	5,773	16,334	19,807
Franchise rental income	16,866	23,780	58,524	72,534
Company-owned salon revenue	18,953	1,324	23,188	5,039
Total revenue	56,957	49,181	149,736	153,606
Operating expenses:
Cost of product sales to franchisees	—	19	—	436
General and administrative	11,235	11,247	36,424	33,748
Rent	4,058	1,766	7,271	4,257
Advertising fund expense	5,203	5,773	16,334	19,807
Franchise rent expense	16,866	23,780	58,524	72,534
Company-owned salon expense (1)	13,835	1,503	16,534	4,301
Depreciation and amortization	739	1,009	1,645	2,056
Long-lived asset impairment	—	—	352	170
Total operating expenses	51,936	45,097	137,084	137,309

Operating income	5,021	4,084	12,652	16,297

Other (expense) income:
Interest expense	(5,087)	(6,153)	(14,781)	(18,529)
Other, net	315	(298)	685	(199)

Income (loss) from operations before income taxes	249	(2,367)	(1,444)	(2,431)

Income tax benefit (expense)	1	(54)	90	201

Income (loss) from continuing operations	250	(2,421)	(1,354)	(2,230)

Income from discontinued operations	—	89	8,396	2,089

Net income (loss)	$250	$(2,332)	$7,042	$(141)

Net income (loss) per share:
Basic:
Income (loss) from continuing operations	$0.10	$(1.03)	$(0.58)	$(0.95)
Income from discontinued operations	0.00	0.04	3.57	0.89
Net income (loss) per share (2)	$0.10	$(1.00)	$3.00	$(0.06)
Diluted:
Income (loss) from continuing operations	$0.08	$(1.03)	$(0.58)	$(0.95)
Income from discontinued operations	0.00	0.04	3.57	0.89
Net income (loss) per share, diluted (2)	$0.08	$(1.00)	$3.00	$(0.06)

Weighted average common and common equivalent shares outstanding:
Basic	2,499	2,342	2,350	2,338
Diluted	3,002	2,342	2,350	2,338
_______________________________________________________________________________
(1)Includes cost of service and product sold to guests in our company-owned salons. Excludes general and administrative expense, rent, and depreciation and amortization related to company-owned salons.
(2)Total is a recalculation; line items calculated individually may not sum to total due to rounding.
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REGIS CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)
For the Nine Months Ended March 31, 2025, and 2024
(Dollars in thousands)

	Nine Months Ended March 31,
	2025	2024

Cash flows provided by (used in) operating activities:
Net income (loss)	$7,042	$(141)
Adjustments to reconcile net income (loss) to cash provided by (used in) operating activities:
Gain from sale of OSP	(8,396)	(2,000)
Depreciation and amortization	1,596	1,576
Long-lived asset impairment	352	170
Deferred income taxes	(197)	(50)
Non-cash interest	3,846	1,956
Stock-based compensation	2,043	1,201
Amortization of debt discount and financing costs	2,437	2,240
Other non-cash items affecting earnings	579	216
Changes in operating assets and liabilities, excluding the effects of asset sales and business acquisitions	(2,316)	(12,298)
Net cash provided by (used in) operating activities	6,986	(7,130)

Cash flows (used in) provided by investing activities:
Capital expenditures	(769)	(372)
Proceeds from sale of OSP, net of fees	8,463	2,000
Business acquisitions, net of cash acquired and certain obligations assumed	(18,631)	—
Net cash (used in) provided by investing activities	(10,937)	1,628

Cash flows provided by (used in) financing activities:
Proceeds from issuance of long-term debt	15,000	—
Borrowings on revolving credit facility	4,326	4,000
Repayments of long-term debt	(825)	(2,499)
Repayments of revolving credit facility	(10,238)	—
Debt refinancing fees	(949)	(2,552)
Taxes paid for shares withheld	(75)	(16)
Net cash provided by (used in) financing activities	7,239	(1,067)

Effect of exchange rate changes on cash and cash equivalents	(92)	(11)

Increase (decrease) in cash, cash equivalents, and restricted cash	3,196	(6,580)

Cash, cash equivalents and restricted cash:
Beginning of period	29,312	21,396
End of period	$32,508	$14,816
_______________________________________________________________________________

(1)Changes in operating assets and liabilities exclude assets and liabilities sold and assets and liabilities acquired through business acquisitions.

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REGIS CORPORATION
System-Wide Same-Store Sales

SYSTEM-WIDE SAME-STORE SALES (1):

	Three Months Ended
	March 31, 2025			March 31, 2024
	Service	Retail	Total	Service	Retail	Total

Supercuts	1.4%	(8.1)%	1.1%	2.1%	(10.7)%	1.6%
SmartStyle	(5.1)	(19.9)	(7.4)	(2.2)	(13.4)	(4.2)
Portfolio Brands	(1.0)	(0.2)	(0.9)	2.9	(8.9)	1.9
Total	(0.4)%	(11.2)%	(1.1)%	1.5%	(11.4)%	0.5%

	Nine Months Ended
	March 31, 2025			March 31, 2024
	Service	Retail	Total	Service	Retail	Total

Supercuts	1.2%	(9.6)%	0.8%	2.6%	(7.0)%	2.2%
SmartStyle	(4.4)	(18.7)	(6.8)	(1.2)	(10.4)	(2.9)
Portfolio Brands	(1.0)	(8.3)	(1.5)	3.8	(4.5)	3.0
Total	(0.4)%	(13.3)%	(1.3)%	2.2%	(7.8)%	1.4%
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(1)System-wide same-store sales are calculated as the total change in sales for system-wide franchise and company-owned locations that were open on a specific day of the week during the current period and the corresponding prior period. Quarterly system-wide same-store sales are the sum of the system-wide same-store sales computed on a daily basis. Franchise salons that do not report daily sales are excluded from same-store sales. System-wide same-store sales are calculated in local currencies to remove foreign currency fluctuations from the calculation.
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REGIS CORPORATION
System-Wide Location Counts

	March 31, 2025	June 30, 2024

FRANCHISE SALONS:
Supercuts	1,746	1,946
SmartStyle/Cost Cutters in Walmart Stores	1,099	1,232
Portfolio Brands	836	1,117
Total North American salons	3,681	4,295
Total International salons (1)	95	96
Total franchise salons	3,776	4,391
as a percent of total franchise and company-owned salons	92.4%	99.6%

COMPANY-OWNED SALONS (2):
Supercuts	104	3
SmartStyle/Cost Cutters in Walmart Stores	—	8
Portfolio Brands	207	6
Total company-owned salons	311	17
as a percent of total franchise and company-owned salons	7.6%	0.4%

Total franchise and company-owned salons	4,087	4,408
_______________________________________________________________________________
(1)Canadian and Puerto Rican salons are included in the North American salon totals.
(2)Salon counts as of March 31, 2025, include the salons acquired as part of the Alline acquisition.
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Non-GAAP Reconciliations:
This press release includes a presentation of adjusted EBITDA and adjusted franchise revenue, which are non-GAAP measures. The non-GAAP measures are financial measures that do not reflect United States Generally Accepted Accounting Principles (GAAP). We believe our presentation of the non-GAAP measures provides meaningful insight into our ongoing operating performance and a supplemental perspective of our results of operations. Presentation of the non-GAAP measures allows investors to review our core ongoing operating performance from the same perspective as management and the Board of Directors. These non-GAAP financial measures provide investors an enhanced understanding of our operations, facilitate investors’ analyses and comparisons of our current and past results of operations and provide insight into the prospects of our future performance. We also believe the non-GAAP measures are useful to investors because they provide supplemental information that research analysts frequently use to analyze financial performance.
Items impacting comparability are not defined terms within U.S. GAAP. Therefore, our non-GAAP financial information may not be comparable to similarly titled measures reported by other companies. We determine the items to consider as "items impacting comparability" based on how management views our business, makes financial, operating and planning decisions and evaluates the Company's ongoing performance.
The following items have been excluded from our non-GAAP adjusted EBITDA results: stock-based compensation expense, discontinued operations, one-time professional fees and legal settlements, severance expense, the benefit from lease liability decreases in excess of previously impaired right of use asset, lease termination fees and asset retirement obligation costs.
We present adjusted revenue to provide a meaningful franchise adjusted EBITDA margin, which removes non-margin revenue from total revenue to arrive at an adjusted margin. Margin is a common metric used by investors, however, the majority of our revenue is offset by equal expense, so it does not contribute to our margin. We remove the non-margin revenue from this metric in order to show a meaningful margin rate.
The method we use to produce non-GAAP results is not in accordance with U.S. GAAP and may differ from methods used by other companies. These non-GAAP results should not be regarded as a substitute for corresponding U.S. GAAP measures, but instead should be utilized as a supplemental measure of operating performance in evaluating our business. Non-GAAP measures do have limitations as they do not reflect certain items that may have a material impact upon our reported financial results. As such, these non-GAAP measures should be viewed in conjunction with our financial statements prepared in accordance with U.S. GAAP.
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REGIS CORPORATION
Reconciliation of U.S. GAAP Net Income (Loss) to Adjusted EBITDA
(Dollars in thousands)
(Unaudited)

	Three Months Ended March 31,		Nine Months Ended March 31,
	2025	2024	2025	2024

Reported net income (loss)	$250	$(2,332)	$7,042	$(141)
Interest expense	5,087	6,153	14,781	18,529
Income tax expense (benefit)	(1)	54	(90)	(201)
Depreciation and amortization	739	1,009	1,645	2,056
Long lived asset impairment	—	—	352	170
EBITDA	$6,075	$4,884	$23,730	$20,413
Stock-based compensation expense (1)	439	310	2,043	1,201
Gain on discontinued operations	—	(89)	(8,396)	(2,089)
Discrete items (2)	611	248	4,525	215
Adjusted EBITDA, non-GAAP financial measure	$7,125	$5,353	$21,902	$19,740
_______________________________________________________________________________
(1)Beginning in first quarter fiscal year 2025, management made the determination to exclude stock-based compensation expenses from the adjusted EBITDA calculation. This change has been retroactively applied to all prior periods presented accordingly.
(2)Discrete items include one-time professional fees and legal settlements, severance expense, the benefit from lease liability decreases in excess of previously impaired right of use asset, lease termination fees and asset retirement obligation costs.

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REGIS CORPORATION
Reconciliation of Reported General and Administrative Expenses to General and Administrative Expenses Used to Calculate Adjusted EBITDA
(Dollars in thousands)
(Unaudited)

	Three Months Ended March 31,		Nine Months Ended March 31,
	2025	2024	2025	2024

Reported general and administrative	$11,235	$11,247	$36,424	$33,748
Discrete general and administrative (1)	(622)	(263)	(4,584)	(292)
Stock-based compensation	(439)	(310)	(2,043)	(1,201)
Adjusted general and administrative	$10,174	$10,674	$29,797	$32,255
_______________________________________________________________________________
(1)Discrete items include one-time professional fees and legal settlements, severance expense, and asset retirement obligation costs.
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REGIS CORPORATION
Reconciliation of Reported Net Income (Loss) to Adjusted Net Income (Loss)
(Dollars in thousands)
(Unaudited)

	Three Months Ended March 31,		Nine Months Ended March 31,
	2025	2024	2025	2024

Net income (loss)	$250	$(2,332)	$7,042	$(141)
Stock-based compensation	439	310	2,043	1,201
Long lived asset impairment	—	—	352	170
Discontinued operations	—	(89)	(8,396)	(2,089)
Discrete items	607	685	4,574	696
Adjusted net income (loss)	$1,296	$(1,426)	$5,615	$(163)
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REGIS CORPORATION
Reconciliation of Reported Earnings Per Share to Adjusted Earnings Per Share
(Unaudited)

	Three Months Ended March 31,		Nine Months Ended March 31,
	2025	2024	2025	2024

Reported earnings (loss) per share	$0.08	$(1.00)	$3.00	$(0.06)
Adjustment to reconcile reported to adjusted earnings (loss) per share	0.35	0.39	(1.56)	(0.01)
Impact of change in weighted average shares (1)	—	—	0.53	—
Adjusted earnings (loss) per share	$0.43	$(0.61)	$1.97	$(0.07)
_______________________________________________________________________________
(1)Non-GAAP net income per share reflects the weighted average shares associated with non-GAAP net income, which includes the dilutive effect of common stock equivalents. The earnings per share impact of the adjustments for the nine months ended March 31, 2025, included additional shares for common stock equivalents of 0.5 million. The impact of the adjustments described above result in the effect of the common stock equivalents to be dilutive to the non-GAAP net income per share.

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REGIS CORPORATION
Reconciliation of Reported Franchise Adjusted EBITDA as a Percent of GAAP Franchise Revenue
to Franchise Adjusted EBITDA as a Percent of Adjusted Franchise Revenue
(Dollars in thousands)
(Unaudited)

	Three Months Ended March 31,		Nine Months Ended March 31,
	2025	2024	2025	2024

Franchise adjusted EBITDA	$6,282	$6,125	$20,683	$21,346
GAAP franchise revenue	38,004	47,857	126,548	148,567
Franchise adjusted EBITDA as a percent of GAAP franchise revenue	16.5%	12.8%	16.3%	14.4%
Non-margin revenue adjustments:
Franchise rental income	$(16,866)	$(23,780)	$(58,524)	$(72,534)
Advertising fund contributions	(5,203)	(5,773)	(16,334)	(19,807)
Adjusted franchise revenue	$15,935	$18,304	$51,690	$56,226
Franchise adjusted EBITDA as a percent of adjusted franchise revenue	39.4%	33.5%	40.0%	38.0%
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REGIS CORPORATION
Reconciliation of Reported Operating Income to Adjusted Operating Income
(Dollars in thousands)
(Unaudited)

	Three Months Ended March 31,		Nine Months Ended March 31,
	2025	2024	2025	2024

Reported operating income	$5,021	$4,084	$12,652	$16,297
Discrete items	607	686	4,926	866
Stock-based compensation	439	310	2,043	1,201
Adjusted operating income	$6,067	$5,080	$19,621	$18,364

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REGIS CORPORATION
Reconciliation of Reported Net Cash Provided By (Used In) Operating Activities to Net Cash Provided By (Used In) Operating Activities Excluding Ad Fund
(Dollars in thousands)
(Unaudited)

	Three Months Ended March 31,		Nine Months Ended March 31,
	2025	2024	2025	2024

Net cash provided by (used in) operating activities	$6,198	$(280)	$6,986	$(7,130)
Change in Ad Fund Cash	(2,369)	691	(5,844)	2,653
Net cash provided by (used in) operating activities excluding Ad Fund	$3,829	$411	$1,142	$(4,477)

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